Exhibit 99.1

Old Point Releases Fourth Quarter and Full Year 2018 Results

Hampton, VA, January 31, 2019 (PRNewswire) Old Point Financial Corporation (the Company or Old Point) (NASDAQ "OPOF") reported net income of $1.4 million and earnings per share of $0.27 for the quarter ended December 31, 2018, as compared to a net loss of $2.9 million or a $0.58 loss per share for the fourth quarter of 2017. Net operating earnings (non-GAAP) for the fourth quarter of 2018 were also $1.4 million or $0.27 per share, which compares to $781 thousand, or $0.16 per share for the fourth quarter of 2017.

For the year ended December 31, 2018, net income was $4.9 million, or $0.96 per share, as compared to a net loss of $29 thousand or a $0.01 loss per share in 2017. Net operating earnings (non-GAAP) for the twelve months ended December 31, 2018 were $5.7 million, or $1.10 per share, as compared to $3.3 million or $0.66 per share for the same period in 2017.

Robert Shuford, Jr., President and CEO of Old Point National Bank said, "The fourth quarter represented a solid continuation to a much improved financial performance in 2018 as compared to 2017, with notable improvements in most performance ratios after adjusting for merger-related costs and non-operating events. While we have yet to achieve a level of performance that we expect of ourselves, we certainly made substantive progress to the achievement of those goals in 2018 and enter 2019 with excitement and momentum. We expect to continue our path to improved earnings performance, with the overriding goal of serving our communities, customers and employees while creating shareholder value. "

Mr. Shuford added "We made substantial progress in 2018 in resolving several problem credit issues to   strengthen our balance sheet and expect the results of this progress to be evident in 2019. We successfully consummated and integrated our first acquisition in 2018, and we expect to roll out our new loan origination platform in late first quarter of 2019.  Most recently, we executed contracts to migrate to a new online banking platform and upgrade our core processing solution. We anticipate that these initiatives will improve the customer experience, create efficiencies and reduce operating expenses."

Highlights of the quarter are as follows:

•
Return on average assets (ROA) was 0.54% compared to 0.62% in the prior quarter and -1.19% in the fourth quarter of 2017. Net operating ROA (non-GAAP) was 0.54% compared to 0.64% and 0.32% in the third quarter of 2018 and the fourth quarter of 2017, respectively.

•
Return on average equity (ROE) was 5.50% compared to 6.36% in the prior quarter and -11.85% in the fourth quarter of 2017. Net operating ROE (non-GAAP) was 5.55% compared to 6.55% and 3.20% in the third quarter of 2018 and the fourth quarter of 2017, respectively.

•	Net interest income improved to $8.6 million compared to $8.5 million in the prior quarter and $7.7 million in the fourth quarter of 2017.

•	Net interest margin (on a fully tax-equivalent basis) improved to 3.69% from 3.67% in the prior quarter and 3.57% in the fourth quarter of 2017.

•
Non-performing assets (NPAs) totaled $14.7 million as of December 31, 2018, down from $17.5 million at September 30, 2018 and down from $16.1 million at December 31, 2017. NPAs as a percentage of total assets improved to 1.42% at December 31, 2018 which compares to 1.70% at September 30, 2018 and 1.64% at December 31, 2017.

•	The efficiency ratio improved to 78.51% compared to 78.69% in the third quarter of 2018 and 81.48% in the fourth quarter of 2017.

Net Interest Income

Net interest income for the fourth quarter of 2018 was $8.6 million, an increase of $87 thousand, or 1.0%, from the prior quarter and an increase of $937 thousand, or 12.2%, from the fourth quarter of 2017. The quarter-over-quarter growth in net interest income was principally the result of higher yields on earnings assets which was partially offset by higher funding costs. The year-over-year growth was positively impacted by higher average earning asset balances as well as higher yields. The tax-equivalent net interest margin for the quarter was 3.69%, up from 3.67% in the prior quarter and 3.57% in the same period a year ago. The margin improvement was primarily due to increases in average loan yields which outweighed higher rates on interest-bearing deposits and borrowings.

Asset Quality

Non-performing assets (NPAs) totaled $14.7 million as of December 31, 2018, down from $17.5 million at September 30, 2018 and $16.1 million at December 31, 2017. NPAs as a percentage of total assets were 1.42%, which compares to 1.70% at September 30, 2018 and 1.64% at December 31, 2017. Non-accrual loans decreased to $12.1 million from $13.0 million at September 30, 2018 and $12.9 million at December 31, 2017. Loans past due 90 days or more and still accruing interest decreased $1.8 million to $2.5 million from $4.3 million at September 30, 2018 and decreased by $685 thousand compared to $3.2 million at December 31, 2017. Of the loans past due 90 days or more at December 31, 2018, approximately $1.7   million were government-guaranteed student and small business loans.

The provision for loan losses was $1.0 million for the fourth quarter, as compared to $749 thousand for the third quarter and $1.2 million for the fourth quarter of 2017. The allowance for loan and lease losses (ALLL) was $10.1 million at December 31, 2018 compared to $10.2 million at September 30, 2018 and $9.4 million at December 31, 2017. The ALLL as a percentage of loans held for investment was 1.31% at December 31, 2018, unchanged from September 30, 2018, and up slightly from 1.28% at December 31, 2017. Annualized net charge offs as a percentage of average loans outstanding was 0.58% for the fourth quarter, which compares to 0.20% in the preceding quarter and 0.41% in the fourth quarter of 2017. The Company recorded one large charge-off during the fourth quarter of 2018 for $573 thousand based on a negotiated note sale, which is anticipated to close in the first half of 2019.

Noninterest Income

Total noninterest income for the quarter was $3.3 million, which was essentially unchanged from the previous quarter and an increase of $59 thousand, or 1.8% from the fourth quarter of 2017. Increases in service charges on deposit accounts and other services charges and commissions were offset by declines in fiduciary and management fees and mortgage banking revenues.  For both the twelve months ended December 31, 2018 and 2017, total noninterest income was $13.3 million. Excluding the impact of a nonrecurring gain associated with Old Point Mortgage in 2017, adjusted 2018 noninterest income (non-GAAP) increased $514 thousand or 4.0% over the same period in 2017 with similar comparisons to fourth quarter variances noted.

Noninterest Expense

Noninterest expense totaled $9.4 million for the fourth quarter of 2018, essentially unchanged from the third quarter and a decrease of $3.2 million or 25.6% from the fourth quarter of 2017. Adjusting for the $3.4 million nonrecurring charge incurred in the fourth quarter of 2017 associated with the Company's termination of its pension plan, adjusted noninterest expense (non-GAAP) increased $106 thousand or 1.1% comparing fourth quarter of 2018 to the same period in 2017. For the linked quarter, decreases in salary and employee benefits, occupancy and equipment and employee professional development costs offset increases in professional services, data processing and customer development costs.

For the twelve months ended December 31, 2018, total noninterest expense was $38.5 million, a decrease of $695 thousand or 1.8% as compared to $39.2 million for same period in 2017. Excluding the impact of merger expenses of $655 thousand and $241 thousand for 2018 and 2017, as well as the aforementioned pension termination charge in 2017, adjusted noninterest expense (non-GAAP) increased $2.2 million or 6.3% in 2018 over 2017. This increase was mainly attributable to increased salaries and employee benefits in part associated with increased staffing related to acquisition growth, FDIC insurance costs, data processing costs and professional services costs related to some of the Company's process improvement initiatives.

Balance Sheet Review

Total assets as of December 31, 2018 were $1.0 billion, an increase of $56.4 million, or 5.7%, from December 31, 2017. Net loans held for investment increased $34.8 million, or 4.8%, from December 31, 2017 to $763.9 million. The increase in net loans and total assets was largely the result of the Citizens National Bank (Citizens) acquisition, which was completed on April 1, 2018.

Total deposits as of December 31, 2018 increased $59.6 million, or 7.6%, to $843.1 million from December 31, 2017. Noninterest-bearing deposits increased $20.5 million, or 9.1%, savings deposits increased $22.9 million, or 6.6%, and time deposits increased $16.1 million, or 7.6%. The increase in deposits was due in large part to the Citizens acquisition.

The Company remains well capitalized. The Company's Tier 1 Capital ratio was 11.57% at December 31, 2018 as compared to 11.18% at December 31, 2017. The Company's leverage ratio was 9.88% at December 31, 2018 as compared to 9.98% at December 31, 2017. Total stockholders' equity at December 31, 2018 increased $5.6 million or 5.8% from December 31, 2017 to $102.0 million.

Non-GAAP Financial Measures – In addition to the Company's results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including net operating earnings, net operating earnings per share, net operating ROA, net operating ROE, and operating efficiency ratio.  A schedule reconciling these non-GAAP financial measures is provided at the end of this press release.  The Company uses these non-GAAP financial measures in its internal analysis of financial and operating performance and the Company's management believes that they provide greater transparency regarding management's view of the Company's performance.  These non-GAAP financial measures should be read in conjunction with, and not as a substitute for, the Company's GAAP results.  In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Safe Harbor Statement Regarding Forward-Looking Statements - Statements in this press release which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Forward-looking statements in this release may include, without limitation: statements regarding future financial performance; future impacts of the Tax Cut and Jobs Act on the Company's operations; performance of the investment and loan portfolios, including performance of the consumer auto loan portfolio and the purchased student loan portfolio; the effects of diversifying the loan portfolio; strategic business initiatives; management's efforts to reposition the balance sheet; deposit growth; levels and sources of liquidity; use of proceeds from the sale of securities; future levels of charge-offs or net recoveries; the impact of increases in NPAs on future earnings; write-downs and expected sales of other real estate owned; and changes in interest rates.

Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in: interest rates and yields; general economic and business conditions, including unemployment levels and the impact of any prolonged federal government shutdown; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board and any changes associated with the current administration; the quality or composition of the loan or securities portfolios; changes in the volume and mix of interest-earning assets and interest-bearing liabilities; the effects of management's investment strategy and strategy to manage the net interest margin; the U.S. Government's guarantee of repayment of student loans purchased by Old Point; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in Old Point's market area; technology; cyber threats, attacks and events; reliance on third parties for key services; the use of inaccurate assumptions in management's modeling systems; the real estate market; accounting principles, policies and guidelines; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2017. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of The Old Point National Bank of Phoebus, a locally owned and managed community bank serving all of Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Jeff Farrar, Chief Financial Officer & Senior Vice President/Finance of Old Point Financial Corporation at 757-728-1248, or Laura Wright, Vice President/Marketing Director, Old Point National Bank at 757-728-1743.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets	December 31,	December 31,
(dollars in thousands, except per share data)	2018	2017
	(unaudited)
Assets

Cash and due from banks	$19,915	$13,420
Interest-bearing due from banks	20,000	908
Federal funds sold	2,302	84
Cash and cash equivalents	42,217	14,412
Securities available-for-sale, at fair value	148,247	157,121
Restricted securities, at cost	3,853	3,846
Loans held for sale	479	779
Loans, net	763,898	729,092
Premises and equipment, net	36,738	37,197
Bank-owned life insurance	26,763	25,981
Goodwill	1,650	621
Other real estate owned, net	83	-
Core deposit intangible, net	407	-
Other assets	13,848	12,777
Total assets	$1,038,183	$981,826

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$246,265	$225,716
Savings deposits	367,915	345,053
Time deposits	228,964	212,825
Total deposits	843,144	783,594
Federal funds purchased and other short-term borrowings	-	10,000
Overnight repurchase agreements	25,775	20,693
Federal Home Loan Bank advances	60,000	67,500
Other borrowings	2,550	-
Accrued expenses and other liabilities	4,708	3,651
Total liabilities	936,177	885,438

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized; 5,184,289 and 5,019,703 shares outstanding (includes 13,689 and 2,245 shares of nonvested restricted stock, respectively)	25,853	25,087
Additional paid-in capital	20,698	17,270
Retained earnings	57,611	54,738
Accumulated other comprehensive loss, net	(2,156)	(707)
Total stockholders' equity	102,006	96,388
Total liabilities and stockholders' equity	$1,038,183	$981,826

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income (unaudited)	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	Dec. 31, 2018	Sep. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Interest and Dividend Income:
Loans, including fees	$8,998	$8,865	$7,659	$34,446	$29,191
Due from banks	104	68	3	198	15
Federal funds sold	6	5	2	21	8
Securities:
Taxable	576	510	490	2,080	1,964
Tax-exempt	285	291	369	1,221	1,601
Dividends and interest on all other securities	81	75	56	291	155
Total interest and dividend income	10,050	9,814	8,579	38,257	32,934

Interest Expense:
Savings deposits	219	164	102	628	342
Time deposits	828	774	609	2,916	2,208
Federal funds purchased, securities sold under
agreements to repurchase and other borrowings	37	41	12	131	38
Federal Home Loan Bank advances	364	320	191	1,294	424
Total interest expense	1,448	1,299	914	4,969	3,012
Net interest income	8,602	8,515	7,665	33,288	29,922
Provision for loan losses	1,012	749	1,235	2,861	4,160
Net interest income after provision for loan losses	7,590	7,766	6,430	30,427	25,762

Noninterest Income:
Fiduciary and asset management fees	922	904	967	3,726	3,786
Service charges on deposit accounts	1,115	1,095	1,030	4,157	3,874
Other service charges, commissions and fees	880	873	870	3,547	3,431
Bank-owned life insurance income	197	202	179	782	774
Mortgage banking income	171	240	183	788	645
Gain on sale of available-for-sale securities, net	-	-	8	120	96
Gain on acquisition of Old Point Mortgage	-	-	-	-	550
Other operating income	47	59	36	151	151
Total noninterest income	3,332	3,373	3,273	13,271	13,307

Noninterest Expense:
Salaries and employee benefits	5,561	5,608	5,213	22,580	20,863
Pension termination settlement	-	-	3,350	-	3,350
Occupancy and equipment	1,499	1,557	1,518	6,021	5,864
Data processing	334	317	284	1,327	1,032
FDIC insurance	164	160	156	701	478
Customer development	151	143	123	611	575
Professional services	788	482	668	2,296	2,069
Employee professional development	154	195	143	749	794
Other taxes	134	134	141	580	563
ATM and other losses	50	103	232	407	667
Loss (gain) on other real estate owned	-	-	-	86	(18)
Merger expenses	12	48	241	655	241
Other operating expenses	593	680	615	2,487	2,717
Total noninterest expense	9,440	9,427	12,684	38,500	39,195
Income before income taxes	1,482	1,712	(2,981)	5,198	(126)
Income tax expense (benefit)	94	115	(92)	279	(97)
Net income (loss)	$1,388	$1,597	$(2,889)	$4,919	$(29)

Basic Earnings per Share:
Weighted average shares outstanding	5,183,720	5,182,181	5,018,093	5,141,364	4,991,060
Net income (loss) per share of common stock	$0.27	$0.31	$(0.58)	$0.96	$(0.01)

Diluted Earnings per Share:
Weighted average shares outstanding	5,183,909	5,182,181	5,018,093	5,141,429	4,991,060
Net income (loss) per share of common stock	$0.27	$0.31	$(0.58)	$0.96	$(0.01)

Cash Dividends Declared per Share:	$0.11	$0.11	$0.11	$0.44	$0.44

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates
(unaudited)
	For the quarter ended December 31,
(dollars in thousands)	2018			2017
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate**	Balance	Expense	Rate**
ASSETS
Loans*	$774,476	$9,013	4.66%	$719,619	$7,691	4.27%
Investment securities:
Taxable	98,258	576	2.34%	98,444	490	1.99%
Tax-exempt*	46,595	360	3.09%	61,849	559	3.62%
Total investment securities	144,853	936	2.58%	160,293	1,049	2.62%
Interest-bearing due from banks	17,898	104	2.35%	873	3	1.37%
Federal funds sold	1,109	6	2.16%	402	2	1.99%
Other investments	3,855	81	8.30%	3,160	56	7.09%
Total earning assets	942,191	$10,140	4.31%	884,347	$8,801	3.98%
Allowance for loan losses	(10,495)			(9,246)
Other non-earning assets	104,300			93,189
Total assets	$1,035,996			$968,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$28,505	$3	0.03%	$27,279	$2	0.03%
Money market deposit accounts	252,427	194	0.31%	229,880	89	0.15%
Savings accounts	87,350	22	0.10%	84,984	11	0.05%
Time deposits	231,430	828	1.43%	213,866	609	1.14%
Total time and savings deposits	599,712	1,047	0.70%	556,009	711	0.51%
Federal funds purchased, repurchase
agreements and other borrowings	22,448	37	0.66%	28,886	12	0.17%
Federal Home Loan Bank advances	60,000	364	2.43%	51,358	191	1.49%
Total interest-bearing liabilities	682,160	1,448	0.85%	636,253	914	0.57%
Demand deposits	249,105			229,466
Other liabilities	3,775			5,011
Stockholders' equity	100,956			97,560
Total liabilities and stockholders' equity	$1,035,996			$968,290
Net interest margin		$8,692	3.69%		$7,887	3.57%

*Computed on a fully tax-equivalent basis using a 21% rate in 2018 and a 34% rate in prior periods
**Annualized

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates
(unaudited)
	For the twelve months ended December 31,
(dollars in thousands)	2018			2017
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Loans*	$768,960	$34,504	4.49%	$673,015	$29,318	4.36%
Investment securities:
Taxable	95,752	2,080	2.17%	102,644	1,964	1.91%
Tax-exempt*	50,426	1,547	3.07%	67,403	2,426	3.60%
Total investment securities	146,178	3,627	2.48%	170,047	4,390	2.58%
Interest-bearing due from banks	9,358	198	2.12%	1,343	15	1.12%
Federal funds sold	1,150	21	1.83%	921	8	0.87%
Other investments	4,083	291	7.13%	2,348	154	6.56%
Total earning assets	929,729	$38,641	4.16%	847,674	$33,886	4.00%
Allowance for loan losses	(10,254)			(8,950)
Other nonearning assets	101,100			100,322
Total assets	$1,020,575			$939,046

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$28,246	$10	0.04%	$27,909	$10	0.04%
Money market deposit accounts	242,025	542	0.22%	233,295	291	0.12%
Savings accounts	87,534	76	0.09%	82,872	41	0.05%
Time deposits	228,800	2,916	1.27%	208,095	2,208	1.06%
Total time and savings deposits	586,605	3,544	0.60%	552,171	2,550	0.46%
Federal funds purchased, repurchase
agreements and other borrowings	28,427	131	0.46%	25,743	38	0.15%
Federal Home Loan Bank advances	66,151	1,294	1.96%	32,301	424	1.31%
Total interest-bearing liabilities	681,183	4,969	0.73%	610,215	3,012	0.49%
Demand deposits	236,249			226,951
Other liabilities	3,378			5,359
Stockholders' equity	99,765			96,521
Total liabilities and stockholders' equity	$1,020,575			$939,046
Net interest margin		$33,672	3.62%		$30,874	3.64%

*Computed on a fully tax-equivalent basis using a 21% rate in 2018 and a 34% rate in prior periods

Old Point Financial Corporation and Subsidiaries	As of or for the quarter ended,
Selected Ratios (unaudited)	December 31,	September 30,	December 31,
(dollars in thousands, except per share data)	2018	2018	2017

Earnings per common share, diluted	$0.27	$0.31	$(0.58)
Return on average assets (ROA)	0.54%	0.62%	-1.19%
Return on average equity (ROE)	5.50%	6.36%	-11.85%
Net Interest Margin (FTE)	3.69%	3.67%	3.57%
Non-performing assets (NPAs) / total assets	1.42%	1.70%	1.64%
Annualized Net Charge Offs / average total loans	0.58%	0.20%	0.41%
Allowance for loan losses / total loans	1.31%	1.31%	1.28%
Efficiency ratio (FTE)	78.51%	78.69%	113.66%

Non-Performing Assets (NPAs)
Nonaccrual loans	$12,141	$13,009	$12,882
Loans > 90 days past due, but still accruing interest	2,497	4,314	3,182
Other real estate owned	83	133	-
Total non-performing assets	$14,721	$17,456	$16,064

Other Selected Numbers
Loans, net	$763,898	$769,204	$729,092
Deposits	843,144	841,311	783,594
Stockholders equity	102,006	99,575	96,388
Total assets	1,038,183	1,025,440	981,826
Loans charged off during the quarter, net of recoveries	1,132	391	738
Quarterly average loans	774,476	777,955	719,619
Quarterly average assets	1,035,996	1,030,566	968,290
Quarterly average earning assets	942,191	937,106	884,347
Quarterly average deposits	848,816	833,937	785,475
Quarterly average equity	100,956	100,447	97,560

Reconciliations of GAAP Measures to Non-GAAP Measures (unaudited)
	Three Months Ended			Twelve Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Net income (loss)	$1,388	$1,597	$(2,889)	$4,919	$(29)
Plus: Merger-related costs, excluding severance (after tax)	12	48	241	655	241
Merger-related severance costs (after tax)	-	-	-	88	-
Compensation expense for benefit plan termination (after tax)	-	-	2,211	-	2,211
Tax expenses for tax asset revaluation	-	-	1,218	-	1,218
Less: Gain on acquisition of Old Point Mortgage (after tax)	-	-	-	-	(363)
Net operating earnings	1,400	1,645	781	5,662	3,278

Weighted average shares outstanding (assuming dilution)	5,183,909	5,182,181	5,018,093	5,141,429	4,991,060
Earnings per share (GAAP)	$0.27	$0.31	$(0.58)	$0.96	$(0.01)
Net operating earnings per share (non-GAAP)	0.27	0.32	0.16	1.10	0.66

Average assets	$1,035,996	$1,030,566	$968,290	$1,020,576	$939,045
ROA (GAAP)	0.54%	0.62%	-1.19%	0.48%	0.00%
Net operating ROA (non-GAAP)	0.54%	0.64%	0.32%	0.55%	0.35%

Average shareholders equity	$100,956	$100,447	$97,560	$99,765	$96,521
ROE (GAAP)	5.50%	6.36%	-11.85%	4.93%	-0.03%
Net operating ROE (non-GAAP)	5.55%	6.55%	3.20%	5.68%	3.40%

Efficiency ratio (FTE)	78.51%	78.69%	113.66%	82.02%	88.72%
Operating efficiency ratio (FTE)	78.41%	78.29%	81.48%	80.38%	81.60%